                             INTERCREDITOR AGREEMENT


                  INTERCREDITOR AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement"), dated as of October 29, 1998, among (u) Harrah's Entertainment, Inc., a Delaware corporation ("HET"), Harrah's Operating Company, Inc., a Delaware corporation ("HOC"), and any other successor or substitute entity which becomes a party hereto as a Minimum Payment Guarantor after the date hereof (with HET, HOC and each other such Minimum Payment Guarantor being herein each called a "Minimum Payment Guarantor" and, collectively, the "Minimum Payment Guarantors"), (v) Bankers Trust Company, in its capacity as Administrative Agent (together with any successor Administrative Agent, the "Administrative Agent"), for the Banks (as hereinafter defined) and any other lenders under the Credit Agreement hereinafter referred to (such Banks, the Administrative Agent and other lenders, if any, are hereinafter called the "Bank Creditors"), (w) Norwest Bank Minnesota, National Association, as trustee (together with any successor trustee, in such capacity, the "Senior Subordinated Note Trustee"), for the holders from time to time of the Senior Subordinated Notes as hereinafter defined (such holders of the Senior Subordinated Notes are hereinafter called the "Senior Subordinated Note Holders", and together with the Senior Subordinated Note Trustee, the "Senior Subordinated Note Creditors"), (x) Norwest Bank Minnesota, National Association, as trustee (together with any successor trustee, in such capacity, the "Senior Subordinated Contingent Note Trustee"), for the holders from time to time of the Senior Subordinated Contingent Notes as hereinafter defined (such holders of the Senior Subordinated Contingent Notes are hereinafter called the "Senior Subordinated Contingent Note Holders," and together with the Senior Subordinated Contingent Note Trustee, the "Senior Subordinated Contingent Note Creditors" and together with the Senior Subordinated Note Creditors, the "New Bond Creditors"),
(y) if one or more Banks (or any Affiliate thereof) enter into one or more interest rate protection agreements (including, without limitation, interest rate hedges, swaps, caps, floors, collars and similar agreements, collectively, the "Interest Rate Protection Agreements") with, or guaranteed by, the Borrower (as hereinafter defined), any such Bank or Banks or any Affiliate of any such Bank or Banks (even if any such Bank subsequently ceases to be a Bank under the Credit Agreement for any reason) so long as any such Bank or Affiliate thereof participates in the extension of such Interest Rate Protection Agreements and their subsequent assigns, if any (collectively, the "Other Creditors" and, together with the Minimum Payment Guarantors, the Bank Creditors and the New Bond Creditors, are hereinafter called the "Secured Creditors") and (z) The Bank of New York, as Collateral Agent (as hereinafter defined). Capitalized terms used herein and defined in Section 12 hereof shall have the meaning so provided therein.


                              W I T N E S S E T H :


                  WHEREAS, HET and HOC have jointly and severally provided the initial Minimum Payment Guaranty, and HET and HOC (and/or one or more other Minimum Payment Guarantors) may hereafter provide one or more substitute or replacement Minimum Payment Guaranties and HET, HOC and the Borrower (as hereinafter defined) have entered into that certain HET/JCC Agreement dated October 30, 1998 (as amended, supplemented or modified, the "HET/JCC Agreement");

                  WHEREAS, JCC Holding Company ("JCC Holding"), Jazz Casino Company, L.L.C. (the "Borrower"), the lenders (the "Banks") from time to time party thereto, and the Administrative Agent have entered into a Credit Agreement, dated as of October 29, 1998, providing for the making of loans and the issuance of, and participation in, letters of credit as contemplated therein (as used herein, the term "Credit Agreement" means the Credit Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time, and including any agreement extending the maturity of, or refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers or guarantors thereunder or any increase in the amount borrowed) all or any portion of, the indebtedness under such agreement or any successor agreements, whether or not with the same agent, trustee, representative, lenders or holders; provided that, with respect to any agreement providing for the refinancing or replacement of indebtedness under the Credit Agreement, such agreement shall only be treated as, or as part of, the Credit Agreement hereunder if (i) either (A) all obligations under the Credit Agreement being refinanced or replaced (if then outstanding) shall be paid in full at the time of such refinancing or replacement, and all commitments and letters of credit issued pursuant to the refinanced or replaced Credit Agreement shall have terminated in accordance with their terms or (B) the Required Banks shall have consented in writing to the refinancing or replacement indebtedness being treated as indebtedness pursuant to the Credit Agreement, (ii) the refinancing or replacement indebtedness shall be permitted to be incurred under the Credit Agreement being refinanced or replaced (if such Credit Agreement is to remain outstanding) and the other Credit Documents then in effect, under the Senior Subordinated Note Documents referred to below (if the Senior Subordinated Notes remain outstanding) and under the Senior Subordinated Contingent Note Documents referred to below (if the Senior Subordinated Contingent Notes remain outstanding) and (iii) a notice to the effect that the refinancing or replacement indebtedness shall be treated as issued under the Credit Agreement shall be delivered by the Borrower to the Collateral Agent);

                  WHEREAS, the Borrower, as issuer, JCC Holding, as guarantor, and the Senior Subordinated Note Trustee have executed an Indenture, dated as of October 30, 1998 (as amended, modified or supplemented from time to time, the "Senior Subordinated Note Indenture," and together with the Senior Subordinated Notes and all other documents and agreements relating thereto are herein called the "Senior Subordinated Note Documents"), pursuant to which the Borrower will issue $187,500,000 in aggregate principal amount of its Senior Subordinated Notes with Contingent Payments (the "Senior Subordinated Notes");

                  WHEREAS, the Borrower, as issuer, JCC Holding, as guarantor, and the Senior Subordinated Contingent Note Trustee have executed an Indenture, dated as of October 30, 1998 (as amended, modified or supplemented from time to time, the "Senior Subordinated Contingent Note Indenture" and together with the Senior Subordinated Contingent Notes and all other documents and agreements relating thereto are herein called the "Senior Subordinated Contingent Note Documents"), pursuant to which the Borrower will issue its Senior Subordinated Contingent Notes (the "Senior Subordinated Contingent Notes");

                  WHEREAS, the Borrower may at any time and from time to time enter into, or guarantee obligations of its Subsidiaries under, one or more Interest Rate Protection Agreements with one or more Other Creditors;

                  WHEREAS, it is a condition precedent to the above-described extensions of credit to the Borrower that (i) each of the Credit Parties shall have executed and delivered each of the Shared Security Documents (as hereinafter defined) to which it is a party and (ii) HET and HOC, as initial Minimum Payment Guarantors, the Administrative Agent, on behalf of the Bank Creditors, the Senior Subordinated Note Trustee, on behalf of the Senior Note Holders, the Senior Subordinated Contingent Note Trustee, on behalf of the Senior Contingent Note Holders, and the Collateral Agent shall have executed and delivered this Agreement; and

                  WHEREAS, the Minimum Payment Guarantors, the Administrative Agent, the Senior Subordinated Note Trustee, the Senior Subordinated Contingent Note Trustee and the Collateral Agent desire to enter into this Agreement to satisfy the conditions described in the preceding paragraph.


                  NOW, THEREFORE, it is agreed:

                  1. Appointment. The Secured Creditors, by their acceptance of the benefits of the Pledge Agreement, the Security Agreement, each Mortgage, and any other security agreements or security documents which may from time to time be executed and delivered by JCC Holding or any of its Subsidiaries to secure the obligations of the Credit Parties to the Secured Creditors (collectively, but excluding any security agreement which is for the sole purpose of creating the security interests described in Section 11(j) hereof, the "Shared Security Documents") as required by the Minimum Payment Guaranty Documents, the Credit Documents, the Senior Subordinated Note Documents or the Senior Subordinated Contingent Note Documents, hereby designate The Bank of New York, as Collateral Agent, to act as specified herein and in each of the Shared Security Documents. Each Secured Creditor hereby irrevocably authorizes, and each holder of any Note, Senior Subordinated Note or Senior Subordinated Contingent Note by the acceptance of such Note, Senior Subordinated Note or Senior Subordinated Contingent Note shall be deemed irrevocably to authorize, the Collateral Agent to take such action on behalf of such Secured Creditor or holder pursuant to this Agreement, the Shared Security Documents and any other documents and agreements referred to therein (including, without limitation, the Mortgage Policies and the Bonds) as the Collateral Agent is required to do in accordance with and subject to the provisions of this Agreement and the Shared Security Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically required of the Collateral Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Collateral Agent may perform any of its duties hereunder or thereunder by or through its authorized agents or employees.

                  2. Nature of Duties. (a) The Collateral Agent shall have no duties or responsibilities except those expressly set forth herein and in the Shared Security Documents. Neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable for taking any action or refraining from taking or omitting to take any action hereunder or under the Shared Security Documents or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Collateral Agent shall be mechanical and administrative in nature only; the Collateral Agent shall not have by reason of the Shared Security Documents, any Minimum Payment Guaranty Document, any Credit Document, any

Senior Subordinated Note Document, any Senior Subordinated Contingent Note Document or any Interest Rate Protection Agreement a fiduciary relationship in respect of any Secured Creditor; and nothing in the Shared Security Documents, any Minimum Payment Guaranty Document, any Credit Document, any Senior Subordinated Note Document, any Senior Subordinated Contingent Note Document or any Interest Rate Protection Agreement, express or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of the Shared Security Documents except as expressly set forth herein or therein.

                  (b) The Collateral Agent shall receive direction from the Required Secured Creditors as a condition to giving any consent or approval, or commencing any enforcement action, under any Shared Security Document, the Casino Lease or the Casino Operating Contract and upon receipt thereof shall act in accordance with such direction, provided that the Collateral Agent shall have no liability for failing to give any such consent or approval, or failing to commence any such enforcement action, absent such direction.

                  3. Lack of Reliance on the Collateral Agent. Independently and without reliance upon the Collateral Agent, each Secured Creditor, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Credit Parties and their Subsidiaries in connection with the making and the continuance of the Obligations and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Credit Parties and their Subsidiaries, and the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Creditor with any credit or other information with respect thereto, whether coming into its possession before the extension of any Obligations or the purchase of any Notes, Senior Subordinated Notes or Senior Subordinated Contingent Notes, or at any time or times thereafter. The Collateral Agent shall not be responsible or liable to any Secured Creditor for any recitals, statements, information, covenants, agreements, representations or warranties herein, in the Shared Security Documents or in any document, certificate or other writing delivered in connection herewith or therewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of the Shared Security Documents or the Collateral or the financial condition of any Credit Party or any Subsidiary of any Credit Party or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Shared Security Documents, or the financial condition of any Credit Party or any Subsidiary of any Credit Party, or the existence or possible existence of any Default or Event of Default.

                  4. Certain Rights of the Collateral Agent; Pari Passu in Priority of Liens; Non-Shared Collateral; Protective Advances; Etc. (a) Except as provided in Section 4(e) hereof, no Secured Creditor shall have the right to take any action with respect to (or against) any Collateral, or cause the Collateral Agent to take any action with respect to (or against) any Collateral, with only the Required Secured Creditors having the right to direct the Collateral Agent by written instruction in accordance with Section 4(f) hereof to take any such action. Except for actions required to be taken by the Collateral Agent in accordance with this Agreement and the Shared Security Documents, if the Required Secured Creditors shall fail to instruct the Collateral Agent with respect to any act or action (including failure to act and refrain from acting) in connection with this Agreement or the Shared Security Documents, the Collateral Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received express instructions from the Required Secured Creditors and to the extent requested, appropriate indemnification in respect of actions to be taken, and the Collateral Agent shall not incur liability to any Secured Creditor or any other Person by reason of so refraining. Without limiting the foregoing, no Secured Creditor shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting (x) hereunder or under any Shared Security Document in accordance with the instructions of the Required Secured Creditors or (y) under any Shared Security Document as provided for therein. As used herein, (1) the term "Required Secured Creditors" shall mean, at any time, those Secured Creditors which (in aggregate) at such time would constitute both the Required Minimum Payment Guarantor Secured Creditors (but only if a Minimum Payment Guaranty is then in effect or if there are unpaid Minimum Payment Obligations which are then due and payable in an aggregate amount equal to or in excess of $1,000,000) and the Required Non-Minimum Payment Guarantor Secured Creditors at such time, (2) the term "Required Minimum Payment Guarantor Secured Creditors" shall mean, at any time, the Minimum Payment Guarantor or Minimum Payment Guarantors which are designated as such pursuant to any then outstanding Minimum Payment Guaranty or, if no such Minimum Payment Guaranty is then outstanding, are owed amounts which are then due and payable (and have not yet been paid) pursuant to the respective Minimum Payment Guaranty Documents (or if, pursuant to the terms of the Minimum Payment Guaranty Documents, less than 100% of such Minimum Payment Guarantors are required to take actions hereunder, such lesser percentage as may be specified in the respective Minimum Payment Guaranty Documents) and (3) the term "Required Non-Minimum Payment Guarantor Secured Creditors" shall mean (i) the Required Banks at all times other than those times when either clause (ii) or
(iii) below is applicable, (ii) at all times when (and for so long as) (x) the Credit Agreement Amount is less than $100,000,000, (y) all principal of, and interest on, all Tranche A Term Loans and Tranche B-1 Term Loans have been repaid in full and (z) any New Bond Obligations then remain outstanding, the Required New Bondholders and (iii) if all Credit Agreement Obligations and New Bond Obligations have been repaid in full and Other Obligations remain outstanding, the Required Other Creditors. Notwithstanding anything to the contrary contained in the immediately preceding sentence, (1) if at any time the principal of any Credit Agreement Obligations has been accelerated, or the maturity date with respect to any such Credit Agreement Obligations has occurred, and as a result thereof a payment Event of Default exists under the Credit Agreement, which payment Event of Default has continued in existence for at least 90 consecutive days after the date of such acceleration or maturity, and the Required Secured Creditors at such time (determined without regard to this clause (1)) have not directed the Collateral Agent to commence enforcement proceedings pursuant to the Security Documents, then so long as such payment Event of Default is continuing the Required Banks shall constitute the Required Secured Creditors for (and only for) purposes of causing the Collateral Agent to commence enforcement proceedings pursuant to the

Shared Security Documents, (2) if at any time any Minimum Payment Obligations in an aggregate amount in excess of $1,000,000 have not been paid when due (and remain unpaid) or have been accelerated, and as a result thereof a payment Event of Default exists under the Minimum Payment Guaranty Documents, which payment Event of Default has continued in existence for least 90 consecutive days after the date of the initial occurrence thereof, and the Required Secured Creditors at such time (determined without regard to this clause (2)) have not directed the Collateral Agent to commence enforcement proceedings pursuant to the Shared Security Documents, then so long as such payment Event of Default is continuing the Secured Creditors holding at least a majority of the outstanding Minimum Payment Obligations subject to such payment Event of Default shall constitute the Required Secured Creditors for (and only for) purposes of causing the Collateral Agent to commence enforcement proceedings pursuant to the Security Documents and (3) if at any time (x) the principal of any New Bond Obligations have been accelerated or the maturity date with respect to any such principal Obligations has occurred or (y) the Make-Whole Amount (as defined in the Senior Subordinated Contingent Note Indenture) has been declared to be due and payable pursuant to the Senior Subordinated Contingent Note Indenture, and as a result thereof a payment Event of Default exists under the Senior Subordinated Note Indenture or the Senior Subordinated Contingent Note Indenture, which payment Event of Default has continued in existence for at least 90 consecutive days after the date of such acceleration, maturity or declaration, and the Required Secured Creditors at such time (determined without regard to this clause (3)) have not directed the Collateral Agent to commence enforcement proceedings pursuant to the Shared Security Documents, then so long as such payment Event of Default is continuing the Secured Creditors holding at least a majority of the outstanding New Bond Obligations subject to such payment Event of Default shall constitute the Required Secured Creditors for (and only for) purposes of causing the Collateral Agent to commence enforcement proceedings pursuant to the Security Documents; provided that in any such event specified in preceding clauses (1) through (3) the Secured Creditors who would constitute the Required Secured Creditors in the absence of this sentence shall have the right (but not the obligation) to direct the manner and method of enforcement so long as such directions do not materially delay or impair the taking of enforcement action.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, the Collateral Agent is authorized, but not obligated, (i) to take any action reasonably required to perfect or continue the perfection of the liens on the Collateral for the benefit of the Secured Creditors and (ii) when instructions from the Required Secured Creditors have not yet been received, to take any action which the Collateral Agent, in good faith, believes to be reasonably required to promote and protect the interests of the Secured Creditors in the Collateral; provided that once instructions have been received, the Collateral Agent shall act or refrain from acting in accordance with such instructions and the Collateral Agent shall not take any further action which would be contrary thereto.

                  (c) Notwithstanding anything to the contrary contained in this Agreement, the Collateral Agent shall not be required to take or refrain from taking, and shall have no liability to any Secured Creditor for taking or refraining from taking, any action that exposes or, in the good faith judgment of the Collateral Agent may expose, the Collateral Agent or its officers, directors, agents or employees to personal liability (including, without limitation, taking title to any Collateral) unless the Collateral Agent shall be adequately indemnified as provided herein or that is, or in the good faith judgment of the Collateral Agent may be, contrary to this Agreement, the Casino Lease, the Casino Operating Contract, the Shared Security Documents or applicable law.

                  (d) The Minimum Payment Guarantors' liens, the Bank Creditors' liens, the New Bond Creditors' liens and the Other Creditors' liens in all Collateral shall be subject to (x) the priorities for distributions in accordance with the terms of Section 11 hereof and (y) the express subordination provisions (and only those subordination provisions) contained in the Senior Subordinated Note Indenture, the Senior Subordinated Contingent Note Indenture and the Credit Agreement (which provisions shall apply in accordance with the express terms thereof). The foregoing shall be effective at all times during the term of this Agreement, notwithstanding: (i) the initiation of any bankruptcy, moratorium, reorganization or other insolvency proceeding with respect to any Credit Party; (ii) the priorities which would otherwise result from the order of creation, attachment or perfection of any such lien; (iii) the taking of possession of any of the Collateral by the Collateral Agent, any Minimum Payment Guarantor, any Bank Creditor, any New Bond Creditor or any Other Creditor; (iv) the filing of any financing statement or the recording of any mortgage or other instrument in any recording office; (v) the order in which any of the Minimum Payment Obligations, the Credit Agreement Obligations, the New Bond Obligations or Other Obligations is created; (vi) whether any such lien is now perfected, hereafter ceases to be perfected, is avoidable by any bankruptcy trustee or otherwise is set aside, invalidated or lapses; or (vii) any other matter whatsoever; and shall continue in full force and effect unless and until this Agreement shall have terminated in accordance with Section 17 hereof.

                  (e) After the Completion Guarantors' obligations under the Completion Guarantees have been fully satisfied, any Secured Creditor, but only with (and to the extent of) the prior written consent of the Required Secured Creditors (which consent shall expressly acknowledge that the respective advances constitute Protective Advances for purposes of this Intercreditor Agreement), may make advances for the protection of the Secured Creditors' interest in and lien on the Collateral ("Protective Advances") solely for (i) the payment of taxes and insurance required to be paid with respect to the Collateral, (ii) the payment of expenses to maintain the Collateral, and (iii) to the extent permitted by the Casino Lease, any payments required to cure any default under the Casino Lease; provided that no portion of the proceeds of Protective Advances shall be used to make any payments to HET, HOC or the manager of the casino (or any of their Affiliates). Protective Advances by any Secured Creditor pursuant to this Section 4(e) may be made directly or by payment of such funds to the Collateral Agent to be applied by the Collateral Agent for such purposes. Any Protective Advances made pursuant to this Section 4(e), including any interest payable with respect thereto, shall form part of the Obligations of the applicable Credit Party to such Secured Creditor, which shall be fully secured pursuant to the Shared Security Documents, and shall be entitled to the benefits of the Shared Security Documents and this Agreement, even if the other Obligations of the respective Secured Creditor are repaid or if the respective Secured Creditor ceases to be a creditor with respect to such other Obligations.

                  (f) For purposes of this Agreement, each Secured Creditor shall appoint a Person as such Secured Creditor's authorized representative ("Authorized Representative") for the purpose of giving or delivering any notices or instructions hereunder or under any Shared Security Document. Any instructions given by the Required Secured Creditors to the Collateral Agent pursuant to this Agreement or under any Shared Security Document shall be in writing signed by the Authorized Representative(s) of the various Secured Creditors comprising the Required Secured Creditors with respect to such instructions and such instructions shall certify to and for the benefit of the Collateral Agent that the Secured Creditors issuing or delivering such instructions constitute the Required Secured Creditors for purposes of this
Section 4 and the instructions being delivered. The Collateral Agent shall be entitled to conclusively and absolutely rely on such instructions and certification as to the identity of the Required Secured Creditors with respect to such instructions, and the Collateral Agent shall not be required to take any action, and shall not be liable to any Secured Creditor for failing or refusing to act, pursuant to any instructions which are not given or delivered by the Authorized Representatives of various Secured Creditors comprising the Required Secured Creditors with respect to such instructions. The parties hereto acknowledge that the Authorized Representative of each of the Secured Creditors shall be (v) HET (or a successor designated by HET), in the case of the Minimum Payment Guarantors, (w) the Administrative Agent, in the case of the Bank Creditors, (x) the Senior Subordinated Note Trustee, in the case of the Senior Subordinated Note Creditors, (y) the Senior Subordinated Contingent Note Trustee, in the case of the Senior Subordinated Contingent Note Creditors and (z) in the case of any Other Creditor, such Authorized Representative or Authorized Representative as may be designated by such Other Creditor by written notice to the Collateral Agent from time to time.

                  5. Reliance; Interpretation. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document signed, sent or made by the proper Person or entity, and, with respect to all legal matters pertaining to this Agreement or the Shared Security Documents and its duties hereunder and thereunder, upon advice of counsel selected by it. If, in its good faith judgment, the Collateral Agent reasonably believes that any instructions given or delivered pursuant to this Agreement or any Shared Security Document require judicial interpretation or are invalid or otherwise contrary to the provisions of this Agreement, the Casino Lease, the Casino Operating Contract, the Shared Security Documents or applicable law, the Collateral Agent shall have the right to petition a court of competent jurisdiction to determine the validity of, or otherwise interpret, any such instructions. In such event, the Collateral Agent shall not be required to carry out such instructions unless directed to do so, or it is determined that it may do so, by such court.

                  6. Reimbursement and Indemnification. (a) To the extent the Collateral Agent is not reimbursed and indemnified by the Borrower or any of the other Credit Parties under the respective Shared Security Documents to which they are a party, the Collateral Agent shall be entitled to reimbursement from the proceeds of Collateral, but the Collateral Agent shall have no claim against any Secured Creditor (other than against HET as, and to the extent, provided in Section 6(c) and (d) hereof) for reimbursement or indemnification.

                  (b) Notwithstanding any provision of this Intercreditor Agreement or any Shared Security Document to the contrary, the Collateral Agent shall have the right to forbear from taking any action or exercising any remedy under any Shared Security Document or applicable law, including, without limitation, the foreclosure upon or the taking of title to any Collateral, if, in the good faith judgment of the Collateral Agent, the Collateral Agent or its officers, directors, agents or employees are not adequately indemnified by a Person acceptable to the Collateral Agent from any liability or claim (including, without limitation, any environmental liability or claim) by any person or governmental authority which would result from the taking or refraining from taking of any such action or the exercise or refraining from exercising of any such remedy; provided that the Collateral Agent acknowledges that the indemnity provided in Section 6(c) and (d) hereof shall be adequate for purposes of this Section 6(b) for so long as such indemnity remains in effect and the initial Minimum Payment Guarantors (or successor Minimum Payment Guarantor or Minimum Payment Guarantors reasonably acceptable to the Collateral Agent) remain obligated hereunder.

                  (c) The Minimum Payment Guarantors hereby jointly, severally and in solido indemnify, save and hold harmless and agree to defend the Collateral Agent, its officers, directors, shareholders, employees, agents and representatives (the "Indemnified Parties") from and against any and all suits, causes of action, proceedings, claims, controversies, damages, liabilities, losses, demands, costs and expenses (including reasonable attorneys' fees and court costs) of any kind which may at any time be brought by any Person against, or incurred by, any Indemnified Party (collectively, "Liabilities"), arising from or relating to (i) this Agreement, the Shared Security Documents or any agreement or instrument to which the Collateral Agent is a party executed in connection herewith or therewith, (ii) any Collateral, and/or (iii) any act or omission of the Collateral Agent or any other Indemnified Party in connection with the taking of any action (or the refraining from taking any action) in accordance with and as provided in this Agreement or the Shared Security Documents, excluding, with respect to any of the foregoing, (x) any and all Liabilities caused by or resulting from the gross negligence, willful misconduct or bad faith of any Indemnified Party and (y) any and all Liabilities to the extent such Liabilities are fully paid, satisfied or reimbursed by the Borrower or any other Person. The applicable Indemnified Party shall notify the Minimum Payment Guarantors in writing of any Liability subject to indemnification under this Section 6(c) then due and payable, which notice shall specify the amount of any such Liability and shall include reasonable documentation evidencing the payment or satisfaction of such Liability by such Indemnified Party or otherwise evidencing the obligation of such Indemnified Party to pay such Liability. The Minimum Payment Guarantors shall, within forty-five (45) days of receipt of such notice, pay or cause to be paid in full all amounts specified in such notice. The indemnity provided in this Section 6(c) shall be fully transferable to any successor collateral agent retained or engaged under Section 9 hereof upon the resignation of the Collateral Agent (but not upon the removal of the Collateral Agent by the Required Secured Creditors pursuant to Section 9(a) hereof.

                  (d) Notwithstanding anything to the contrary contained in any of the Shared Security Documents or any limitation on the Collateral Agent's fees contained therein, to the extent the fees (which, for purposes of this Section 6(d), shall include, without limitation, all reasonable fees incurred by the Collateral Agent in the performance of its obligations under this Agreement or the Shared Security Documents, to be reimbursed at the Collateral Agent's customary hourly rates) and expenses (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) of the Collateral Agent as provided for and in connection with this Agreement are not timely paid by the Borrower or any other Person, the Minimum Payment Guarantors agree to reimburse and make whole the Collateral Agent for any such unpaid fees or other expenses within forty-five (45) days following written demand thereof from the Collateral Agent.

                  (e) To the extent any amounts are paid by any Minimum Payment Guarantor to the Collateral Agent pursuant to the provisions of preceding Sections 6(c) and (d), the respective Minimum Payment Guarantor shall be subrogated to the rights of the Collateral Agent to receive such amounts from the Borrower and/or from proceeds of distributions which would otherwise have been made to the Collateral Agent pursuant to Section 11(a)(i) hereof.

                  7. The Collateral Agent in its Individual Capacity. The Collateral Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower or any Affiliate or Subsidiary of the Borrower as if it were not performing the duties specified herein or in the Shared Security Documents, and may accept fees and other consideration from the Borrower and any of its Affiliates and/or Subsidiaries for services in connection with the Credit Agreement, the other Credit Documents and otherwise without having to account for the same to the Secured Creditors; provided that the Collateral Agent shall use reasonable good faith efforts so that it at no time becomes a Bank Creditor or a New Bond Creditor; provided further, that the foregoing proviso shall in no event operate to prevent the Collateral Agent from acquiring all or any portion of the equity interests in any other Person which itself is a Bank Creditor or a New Bond Creditor (and as a result of which the Collateral Agent could become a Bank Creditor or a New Bond Creditor).

                  8. Holders. The Collateral Agent may deem and treat the payee of any Note or the registered owner of any Senior Subordinated Note or Senior Subordinated Contingent Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Collateral Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note or the registered owner of any Senior Subordinated Note or Senior Subordinated Contingent Note shall be final and conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note, Senior Subordinated Note or Senior Subordinated Contingent Note or Note, Senior Subordinated Note or Senior Subordinated Contingent Note issued in exchange therefor.

                  9. Resignation by the Collateral Agent. (a) The Collateral Agent may resign from the performance of all of its functions and duties under the Shared Security Documents at any time by giving 30 Business Days' prior written notice to the Borrower, the Minimum Payment Guarantors, the Administrative Agent and each of the New Bond Trustees and may be removed at any time, with or without cause, by the Required Secured Creditors by written notice delivered to the Borrower, the Minimum Payment Guarantors, the Administrative Agent and each of the New Bond Trustees, provided that such resignation or removal shall not take effect until a successor Collateral Agent shall have been appointed and such appointment shall have become effective in accordance with this Section 9.

                  (b) Upon receiving notice of any such resignation or removal, a successor Collateral Agent shall be appointed by the Required Secured Creditors; provided, however, that such successor Collateral Agent shall be (A) a bank or trust company having a combined capital and surplus of at least $100,000,000 subject to supervision or examination by a federal or state banking authority; (B) authorized under the laws of the jurisdiction of its incorporation or organization to assume the functions of the Collateral Agent; and (C) qualified to act in such capacity pursuant to applicable Gaming Regulations, if required. If the appointment of such successor shall not have become effective (as hereafter provided) within such 30 Business Day period after the Collateral Agent shall have given such notice, then the Required Secured Creditors or the resigning Collateral Agent may petition a court of competent jurisdiction for the appointment of a successor Collateral Agent. Such court shall, after such notice as it may deem proper, appoint a successor Collateral Agent meeting the qualifications specified in this Section 9(b). The Secured Creditors hereby consent to such petition and appointment so long as such criteria are met.

                  (c) The resignation or removal of a Collateral Agent shall become effective only upon the execution and delivery of such documents or instruments as are necessary to transfer the rights and obligations of the Collateral Agent under the Shared Security Documents and the recording or filing of such documents, instruments or financing statements as may be necessary to maintain the priority and perfection of any security interest granted by any Shared Security Document. Copies of each such document or instrument shall be delivered to each of the Borrower, the Minimum Payment Guarantors, the New Bond Trustees and the Administrative Agent. The appointment of a successor Collateral Agent pursuant to this Section 9 shall become effective upon the acceptance of such appointment (and execution by such successor of the documents, instruments or financing statements referred to above) and such successor Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent.

                  (d) After any resignation or removal hereunder of the Collateral Agent, the indemnification provisions of this Agreement shall continue to inure to its benefit as to any actions taken or omitted to be taken by it in connection with its agency hereunder while it was Collateral Agent.

                  10. Fees and Expenses of Collateral Agent. (a) In addition to the indemnification provisions contained in the various Shared Security Documents, the Borrower (by its execution and delivery hereof) hereby agrees that it shall pay to The Bank of New York, as the initial Collateral Agent, such fees as have been separately agreed to in writing with The Bank of New York for acting as Collateral Agent hereunder and under the Shared Security Documents. In the event a successor Collateral Agent is at any time appointed pursuant to
Section 9 of this Agreement, the Borrower hereby agrees to pay such successor Collateral Agent such reasonable fees for acting as such as would customarily be charged by such Collateral Agent for acting in such capacity in similar situations.

                  (b) In addition, the Borrower, by its execution and delivery hereof, agrees to pay all reasonable out-of-pocket costs and expenses of the Collateral Agent in connection with this Agreement and the Shared Security Documents and any actions taken by the Collateral Agent hereunder or thereunder, and agrees to pay all costs and expenses of the Collateral Agent in connection with the enforcement of this Agreement or any of the Shared Security Documents and the documents and instruments referred to therein (including, without limitation, reasonable fees and disbursements of counsel for the Collateral Agent).

                  11. Application of Proceeds; Applicability of Subordination Provisions. (a) All moneys collected by the Collateral Agent upon any sale or other disposition of any Collateral pursuant to the enforcement of any of the Shared Security Documents or the exercise of any of the remedial provisions thereof, together with all other moneys received by the Collateral Agent hereunder or under the Shared Security Documents as a result of any such enforcement or the exercise of any such remedial provisions or as a result of any distribution of any Collateral upon the bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of the obligations and indebtedness of any Credit Party, or the application of any Collateral to the payment thereof or any distribution of the Collateral upon the liquidation or dissolution of any Credit Party, or the winding up of the assets or business of any Credit Party, or under the Mortgage Policies or the Bonds or otherwise payable under any Shared Security Documents shall be applied as follows:

               (i) first, to the payment of all amounts owing to the Collateral Agent of the type described in clauses (vii), (viii) and (ix) of the definition of "Obligations" and, thereafter, to all amounts owing to any Minimum Payment Guarantor of the type described in clause (vii) of the definition of "Obligations";

               (ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding First Priority Secured Obligations shall be paid to the Secured Creditors as provided in Section 11(f) hereof, with each Secured Creditor receiving an amount equal to its outstanding First Priority Secured Obligations or, if the proceeds are insufficient to pay in full all such First Priority Secured Obligations, such Secured Creditor's Pro Rata Share of the amount remaining to be distributed;

               (iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Second Priority Secured Obligations shall be paid to the Secured Creditors as provided in Section 11(f) hereof, with each Secured Creditor receiving an amount equal to its outstanding Second Priority Secured Obligations or, if the proceeds are insufficient to pay in full all such Second Priority Secured Obligations, such Secured Creditor's Pro Rata Share of the amount remaining to be distributed;

               (iv) fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), inclusive, an amount equal to the outstanding Third Priority Secured Obligations shall be paid to the Secured Creditors as provided in Section 11(f) hereof, with each Secured Creditor receiving an amount equal to its outstanding Third Priority Secured Obligations or, if the proceeds are insufficient to pay in full all such Third Priority Secured Obligations, such Secured Creditor's Pro Rata Share of the amount remaining to be distributed;

               (v) fifth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iv), inclusive, an amount equal to the outstanding Fourth Priority Secured Obligations shall be paid to the Secured Creditors as provided in Section 11(f) hereof, with each Secured Creditor receiving, subject to the provisions of following clause (e), an amount equal to its outstanding Fourth Priority Secured Obligations or, if the proceeds are insufficient to pay in full all such Fourth Priority Secured Obligations, such Secured Creditor's Pro Rata Share of the amount remaining to be distributed;

               (vi) sixth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (v), inclusive, an amount equal to the outstanding Fifth Priority Secured Obligations shall be paid to the Secured Creditors as provided in Section 11(f) hereof, with each Secured Creditor receiving an amount equal to its outstanding Fifth Priority Secured Obligations or, if the proceeds are insufficient to pay in full all such Fifth Priority Secured Obligations, such Secured Creditor's Pro Rata Share of the amount remaining to be distributed;

               (vii) seventh, to the extent proceeds remain after the application pursuant to preceding clauses (i) through (vi), inclusive, an amount equal to the outstanding Sixth Priority Secured Obligations shall be paid to the Secured Creditors as provided in Section 11(f) hereof with each Secured Creditor receiving an amount equal to its outstanding Sixth Priority Secured Obligations or, if the proceeds are insufficient to pay in full all such Sixth Priority Secured Obligations, such Secured Creditor's Pro Rata Share of the amount remaining to be distributed; and

               (viii) eighth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (vii), inclusive, and following the termination of this Agreement pursuant to
          Section 17 hereof, to the respective Credit Party under its respective Shared Security Document, or to whomever may be lawfully entitled to receive such surplus.

                  (b) For purposes of this Agreement (i) "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor's First Priority Secured Obligations, Second Priority Secured Obligations, Third Priority Secured Obligations, Fourth Priority Secured Obligations, Fifth Priority Secured Obligations or Sixth Priority Secured Obligations, as the case may be, and the denominator of which is the then outstanding amount of all First Priority Secured Obligations, Second Priority Secured Obligations, Third Priority Secured Obligations, Fourth Priority Secured Obligations, Fifth Priority Secured Obligations or Sixth Priority Secured Obligations, as the case may be, (ii) "First Priority Secured Obligations" shall mean all principal of, interest on, and other amounts owing to the Secured Creditors with respect to the Protective Advances, if any, made by them in accordance with the requirements of Section 4(e) of this Agreement, (iii) "Second Priority Secured Obligations" shall mean, with respect to the Minimum Payment Obligations, all obligations pursuant to the Minimum Payment Guaranty Documents in respect of amounts advanced pursuant to one or more Minimum Payment Guaranties, and any indemnities, fees and expenses, enforcement costs (including reasonable attorneys' fees) and interest on such obligations in accordance with the terms of the relevant Minimum Payment Guaranty Documents, (iv) "Third Priority Secured Obligations" shall mean all principal of, and interest on, all Tranche A Term Loans under the Credit Agreement, and all regularly accruing fees owing pursuant to the Credit Agreement with respect to any commitments relating to the Tranche A Term Loans, and all indemnities, fees and expenses, enforcement costs (including reasonable attorneys' fees) and interest on or relating to the foregoing obligations, extensions of credit or commitments in respect thereof,
(v) "Fourth Priority Secured Obligations" shall mean all principal of, and interest on, all Revolving Loans and Swingline Loans under the Credit Agreement and the aggregate amount of all unpaid reimbursement obligations

(together with all interest accrued thereon) with respect to Letters of Credit issued pursuant to the Credit Agreement, the aggregate undrawn amounts of all letters of credit issued pursuant to the Credit Agreement and all regularly accruing fees owing by the Borrower under the Credit Agreement as same relate to the foregoing extensions of credit or commitments in respect thereof, and all indemnities, fees and expenses, enforcement costs (including reasonable attorneys' fees) and interest on or relating to the foregoing obligations, extensions of credit or commitments in respect thereof, (vi) "Fifth Priority Secured Obligations" shall mean (x) in the case of the Credit Agreement Obligations, all principal of, and accrued and unpaid interest on, all Tranche B Term Loans, and all regularly accruing fees owing by the Borrower under the Credit Agreement to the extent same relate to the commitments pursuant to the Credit Agreement in respect of Tranche B Term Loans and (y) in the case of the New Bond Obligations, all principal of, and accrued and unpaid interest on, the Senior Subordinated Notes and the Senior Subordinated Contingent Notes, all Contingent Payments which have theretofore been earned and are due and payable in accordance with the terms of the New Bond Indentures and any Primary Make-Whole Amount owing pursuant to the terms of the Senior Subordinated Note Indenture as a result of any acceleration of the maturity of the Senior Subordinated Notes in accordance with the terms thereof; provided that all Junior Subordinated Make-Whole Amounts shall in any event constitute Sixth Priority Secured Obligations and shall in no event constitute Fifth Priority Secured Obligations, and (vii) "Sixth Priority Secured Obligations" shall mean all Obligations other than First Priority Secured Obligations, Second Priority Secured Obligations, Third Priority Secured Obligations, Fourth Priority Secured Obligations and Fifth Priority Secured Obligations. For purposes of this Agreement (and the preceding provisions of this clause (v)) to the extent amounts are owing pursuant to the Credit Agreement for the Administrative Agent's fees, costs of enforcement, indemnities and other items which are not directly attributable to a single Tranche (as defined in the Credit Agreement) of Loans, then such amounts shall be deemed to constitute Third Priority Secured Obligations, Fourth Priority Secured Obligations and/or Fifth Priority Secured Obligations on a proportionate basis, based upon the relative principal amounts of the various such Tranches (or, if greater, in the case of Fourth Priority Secured Obligations, the commitments relating thereto pursuant to the Credit Agreement). Furthermore, and notwithstanding anything to the contrary contained elsewhere in this Agreement, to the extent that, after the date of this Agreement, the relevant Secured Creditors amend or modify the Minimum Payment Guaranty Documents, Credit Documents or Senior Subordinated Note Documents in a manner which has the effect of (i) increasing the outstanding principal amount of Second Priority Secured Obligations, Third Priority Secured Obligations, Fourth Priority Secured Obligations or Fifth Priority Secured Obligations above the principal amounts thereof as then in effect (excluding any waivers or amendments to the Credit Documents which (w) make available the Term Loans under, and as defined in, the Credit Agreement in the amounts originally contemplated pursuant to the Credit Agreement, (x) make available Fourth Priority Secured Obligations which would otherwise not be available to the extent that the principal amount thereof is not increased above $25 million, (y) defer or capitalize accrued and unpaid interest or (z) in the case of Credit Agreement Obligations incurred pursuant to any refinancing, increases to the principal amount thereof to the extent (i) accrued and unpaid interest and/or other amounts owing with respect to the refinanced indebtedness is refinanced and/or (ii) of the fees and expenses incurred in connection with the refinancing indebtedness), any such increased principal amounts (but only to the extent of such increase) shall constitute Sixth Priority Secured Obligations rather than obligations with the higher priority indicated above in this

Section 11(b) and (ii) to the extent that amendments or modifications are made pursuant to the Senior Subordinated Note Documents which directly increase the amount of Contingent Payments or Make-Whole Amounts (as defined in the relevant Senior Subordinated Note Documents), then to the extent additional amounts are owing as a result thereof, such additional amounts shall be deemed to constitute Sixth Priority Secured Obligations rather than Obligations with the higher priority otherwise provided in the first sentence of this Section 11(b).

                  (c) When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 11 only) (i) first, to their First Priority Secured Obligations, (ii) second, to their Second Priority Secured Obligations, (iii) third, to their Third Priority Secured Obligations, (iv) fourth, to their Fourth Priority Secured Obligations, (v) fifth, to their Fifth Priority Secured Obligations and
(vi) sixth, to their Sixth Priority Secured Obligations.

                  (d) Each of the Secured Creditors agrees and acknowledges that if the Bank Creditors are to receive a distribution on account of undrawn amounts with respect to letters of credit issued pursuant to the Credit Agreement (which shall only occur after all outstanding Revolving Loans and Swingline Loans and all unpaid reimbursement obligations with respect to drawn letters of credit have been paid in full), such amounts shall be paid to the Administrative Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the Bank Creditors holding Fourth Priority Secured Obligations, as cash security for the repayment of all Fourth Priority Secured Obligations owing to the Bank Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding letters of credit issued pursuant to the Credit Agreement, and after the application of all such cash security to the repayment of all Fourth Priority Secured Obligations after giving effect to the termination of all such letters of credit, if there remains any excess cash, such excess cash shall be returned by the Administrative Agent to the Collateral Agent for distribution in accordance with Section 11(a) hereof.

                  (e) Each of the Secured Creditors agrees and acknowledges that, with respect to amounts distributed pursuant to clause (vi) of Section 11(a), in instances where the amount to be distributed is not sufficient to repay in full all Fifth Priority Secured Obligations, each Secured Creditor's Pro Rata Share of the amount to be distributed pursuant to said clause (vi) shall be determined and, to the extent amounts are to be distributed in respect of the Credit Agreement Obligations (and although the amounts to distributed to the Bank Creditors shall be determined on the basis of their total Fifth Priority Secured Obligations of the type described in clause (x) of the definition thereof contained herein), the amounts so distributed to the Bank Creditors shall first be applied to all principal of, and interest on, all Tranche B-1 Term Loans, and all regularly accruing fees owing by the Borrower under the Credit Agreement to the extent same relate to the commitments pursuant to the Credit Agreement in respect of Tranche B-1 Term Loans and any indemnities, fees and expenses, enforcement costs (including reasonably attorneys' fees) and interest on such obligations in accordance with the terms of the relevant Credit Documents, until all such amounts have been paid in full, and only after all such amounts have been paid in full shall the amounts so distributed in respect of the Fifth Priority Secured Obligations of the type described in clause (x) of the definition thereof contained herein be distributed in respect of amounts owing with respect to the Tranche B-2 Term Loans. The New Bond Creditors and the Bank Creditors acknowledge and agree that the foregoing provisions of this clause (e) affect the order of distribution (as among the Bank Creditors only) of amounts to outstanding Credit Agreement Obligations constituting Fifth Priority Secured Obligations, but that all Fifth Priority Secured Obligations shall be taken into account in determining the amounts to be distributed pursuant to clause (vi) of
Section 11(a) to the Bank Creditors, on the one hand, and to the New Bond Creditors, on the other hand.

                  (f) All payments required to be made hereunder shall be made
(u) if to the Collateral Agent, directly to the Collateral Agent, (v) if to the Minimum Payment Guarantors, directly to the respective Minimum Payment Guarantors (including, if to HET, directly to HET), (w) if to the Bank Creditors, to the Administrative Agent under the Credit Agreement for the account of (and for distribution to) the Bank Creditors, (x) if to the Senior Note Creditors, to the Senior Subordinated Note Trustee for the account of (and for distribution to) the Senior Note Creditors, (y) if to the Senior Contingent Note Creditors, to the Senior Subordinated Contingent Note Trustee for the account of (and for distribution to) the Senior Contingent Note Creditors, and
(z) if to the Other Creditors, to the trustee, paying agent or other similar representative for the Other Creditors or, in the absence of such a representative, directly to the Other Creditors. All amounts so distributed shall be applied in accordance with the requirements of this Section 11.

                  (g) For purposes of applying payments received in accordance with this Section 11, the Collateral Agent shall be entitled to rely upon the Authorized Representative of the respective Secured Creditors, on behalf thereof, for a determination (which such Authorized Representative shall provide to the Collateral Agent in writing upon the request of the Collateral Agent, prior to the distribution of any monies by the Collateral Agent) of the outstanding Second Priority Secured Obligations, Third Priority Secured Obligations, Fourth Priority Secured Obligations, Fifth Priority Secured Obligations and Sixth Priority Secured Obligations owed to the Minimum Payment Guarantors, the Bank Creditors, the New Bond Creditors or the Other Creditors, as the case may be. For purposes of applying payments received in accordance with this Section 11, the Collateral Agent shall be entitled to rely upon the Authorized Representatives for each class of Obligations at such time to be taken into account for purposes of determining the Required Secured Creditors for a determination of the First Priority Secured Obligations then outstanding. Unless it has actual knowledge (including by way of written notice from a Minimum Payment Guarantor, a Bank Creditor, a New Bond Creditor or an Other Creditor through an Authorized Representative thereof) to the contrary, the Minimum Payment Guarantors, the Administrative Agent, the Senior Subordinated Note Trustee, the Senior Subordinated Contingent Note Trustee and each Authorized Representative, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that no First Priority Secured Obligations and no Sixth Priority Secured Obligations are outstanding. Unless it has actual knowledge (including by way of written notice from an Other Creditor) to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no First Priority Secured Obligations and no Interest Rate Protection Agreements are in existence.

                  (h) It is understood and agreed that the Borrower shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral thereunder and the aggregate amount of the sums referred to in clauses (i) through (vii), inclusive, of Section 11(a) of this Agreement.

                  (i) Distributions made in accordance with this Section 11 (other than to the Minimum Payment Guarantors in respect of Minimum Payment Obligations) shall, notwithstanding anything to be contrary contained in this Agreement, be subject to the express subordination provisions contained in the Senior Subordinated Note Documents, the Senior Subordinated Contingent Note Documents and the Credit Agreement and, as a result thereof, to the extent any Secured Creditor (other than to the Minimum Payment Guarantors in respect of Minimum Payment Obligations or to HET under Section 11(a)(i) hereof) receives a distribution pursuant to this Section 11 which must be turned over or applied in accordance with said subordination provisions, said subordination provisions shall control the ultimate distribution of such amounts.

                  (j) The Secured Creditors and the Collateral Agent acknowledge that the Minimum Payment Guarantors have been granted a security interest in the House Bank to secure the Minimum Payment Obligations maintained at the Casino and that no Secured Creditor (other than the Minimum Payment Guarantors) shall have a lien or other security interest in the House Bank. Upon the occurrence and during the continuance of an Event of Default under the Minimum Payment Obligations and provided that there are then no operations at the Casino, the Minimum Payment Guarantors agree to fully enforce and realize upon the security interest in the House Bank (and apply all proceeds thereof to the Minimum Payment Obligations) prior to applying the proceeds of any other Collateral to the Minimum Payment Obligations as set forth in this Section 11.

                  12. Definitions. The following terms shall have the meanings herein specified unless the context otherwise requires. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

                  "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement.

                  "Affiliate" shall mean, with respect to any Person, any other Person (i) directly or indirectly controlling, (including, but not limited to, all directors, officers and partners of such Person), controlled by, or under direct or indirect common control with, such Person or (ii) that directly or indirectly owns more than 5% of any class of the voting securities or capital stock of or equity interests in such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" shall have the meaning provided in the first paragraph of this Agreement.

                  "Authorized Representative" shall have the meaning provided in
Section 4(f) of this Agreement.

                  "Bank Creditors" shall have the meaning provided in the first paragraph of this Agreement.

                  "Banks" shall have the meaning provided in the Recitals to this Agreement.

                  "Bonds" shall mean any payment or performance bonds issued in connection with the construction of the Project.

                  "Borrower" shall have the meaning provided in the Recitals to this Agreement.

                  "Casino" shall mean the Borrower's casino to be located at the site of the former Rivergate Convention Center in New Orleans, Louisiana.

                  "Casino Lease" shall mean the Amended and Restated Lease Agreement among Rivergate Development Corporation as landlord, the Borrower, as tenant, and the City of New Orleans, as intervenor, dated as of October 29, 1998, as amended, modified or supplemented from time to time in accordance with the terms thereof.

                  "Casino Operating Contract" means the Amended and Renegotiated Casino Operating Contract among Harrah's Jazz Company, a Louisiana general partnership, the Borrower, and the State of Louisiana, by and through the LGCB, dated as of October 30, 1998, as amended, modified or supplemented from time to time in accordance with the terms thereof.

                  "Class" shall have the meaning provided in Section 16 hereof.

                  "Collateral" shall mean all "Collateral" (or similar defined term) under, and as defined in, the Shared Security Documents.

                  "Collateral Agent" shall mean (x) with respect to this Agreement, The Bank of New York acting in its capacity as collateral agent hereunder and (y) with respect to the Shared Security Documents, The Bank of New York for the benefit of the Secured Creditors in its capacity as (i) "Collateral Agent" under, and as defined in, the Security Agreement, (ii) "Pledgee" under, and as defined in, the Pledge Agreement or (iii) "Mortgagee" under, and as defined in, the Mortgages, in each case, to include any successor collateral agent hereunder and under the Shared Security Documents.

                  "Completion Guarantees" shall mean and include the Bank Completion Guarantee (as defined in the Credit Agreement) and any completion guarantee delivered by any Completion Guarantor to the holders of the New Bonds or to the City, the RDC or the LGCB.

                  "Completion Guarantor" shall mean each of HET and HOC.

                  "Contingent Payments" shall mean all Contingent Payments under, and as defined in, the New Bond Indentures as originally in effect.

                  "Credit Agreement" shall have the meaning provided in the Recitals to this Agreement.

                  "Credit Agreement Obligations" shall have the meaning provided in clause (iii) of the definition of "Obligations."

                  "Credit Documents" shall mean the Credit Agreement and each instrument or document executed and delivered pursuant to or in connection therewith, including without limitation all Credit Documents under, and as defined in, the Credit Agreement as in effect on the date hereof.

                  "Credit Party" shall mean and include JCC Holding, the Borrower and each Subsidiary of JCC Holding or the Borrower that is party to any Shared Security Document.

                  "Default" shall mean any event which, with notice or lapse of time, or both, would become an Event of Default.

                  "Event of Default" shall mean any Event of Default under, and as defined in, any Minimum Payment Guaranty Document, the Credit Agreement, the Senior Subordinated Note Indenture or the Senior Subordinated Contingent Note Indenture, any payment default under any Interest Rate Protection Agreement or any Shared Security Document and shall in any event, include, without limitation, any payment default on any of the Obligations after the expiration of any applicable grace period.

                  "Fifth Priority Secured Obligations" shall have the meaning provided in Section 11(b) hereof.

                  "First Priority Secured Obligations" shall have the meaning provided in Section 11(b) hereof.

                  "Fourth Priority Secured Obligations" shall have the meaning provided in Section 11(b) hereof.

                  "Gaming Regulations" shall mean the laws, rules, regulations and orders applicable to the gaming business of the Borrower or any of its Subsidiaries, or any other Credit Party, as in effect from time to time, including the Louisiana Economic Development and Gaming Corporation Act (La. R.S. Section 27:201, et seq.) and the policies, interpretations and administration thereof by the governmental authorities charged with their administration and enforcement, including the LGCB.

                  "HET" shall have the meaning provided in the first paragraph of this Agreement.

                  "HET/JCC Agreement" shall have the meaning provided in the Recitals to this Agreement.

                  "HOC" shall have the meaning provided in the first paragraph of this Agreement.

                  "Interest Rate Protection Agreement" shall have the meaning provided in the first paragraph of this Agreement.

                  "JCC Holding" shall have the meaning provided in the Recitals to this Agreement.

                  "Junior Subordinated Make-Whole Amounts" shall mean (x) in the case of the Senior Subordinated Notes and Senior Subordinated Note Documents, all amounts (other than principal, accrued interest, Contingent Payments (as defined in the Senior Subordinated Note Indenture) for prior periods which have already become due and payable prior to such acceleration in accordance with the terms of the Senior Subordinated Note Indenture and the Primary Make-Whole Amount) due and payable as a result of any acceleration of the maturity of the Senior Subordinated Notes, in any event including any Secondary Make-Whole Amount and (y) in the case of the Senior Subordinated Contingent Notes, all amounts (other than any Contingent Payments (as defined in the Senior Subordinated Contingent Note Indenture) which were already due and payable prior to such acceleration) due and payable as a result of any acceleration of the maturity of the Senior Subordinated Contingent Notes, in any event including Senior Subordinated Contingent Notes Make-Whole Amount.

                  "LGCB" mean the Louisiana Gaming Control Board and its successors and assigns.

                  "Minimum Payment Guarantor" shall have the meaning provided in the first paragraph of this Agreement.

                  "Minimum Payment Guaranty" shall mean the initial Minimum Payment Guaranty issued on or before the Plan Effective Date by HET and HOC, and any substitute or successor Minimum Payment Guaranty (as defined in Section 25.1 of the Casino Operating Contract) from time to time issued by HET, HOC or any other Minimum Payment Guarantor, in each case so long as (x) the respective Minimum Payment Guaranty is issued without causing a breach, violation or default under any of the provisions of the Credit Agreement (including Sections
9.11 and 10.07 thereof), or the relevant provisions of any other Secured Debt Agreement and (y) each party thereto as a Minimum Payment Guarantor becomes a party to this Agreement in accordance with the provisions of Section 21 hereof.

                  "Minimum Payment Guaranty Documents" shall mean each Minimum Payment Guaranty, the HET/JCC Agreement and any successor or replacement agreement to the HET/JCC Agreement entered into with one or more Minimum Payment Guarantors, in each case so long as the provisions of such successor agreements do not violate the relevant provisions of the Credit Agreement (including Sections 9.11 and 10.07 thereof) or the relevant provisions of any Secured Debt Agreement.

                  "Minimum Payment Obligations" shall have the meaning provided in clause (ii) of the definition of "Obligations."

                  "Mortgage" shall mean, collectively, (i) the Act of Mortgage and Collateral Assignment dated as of the date hereof by the Borrower, as mortgagor, in favor of the Collateral Agent, as mortgagee for the benefit of the Secured Creditors, (ii) the Act of Mortgage and Collateral Assignment dated as of the date hereof by JCC Development Company, L.L.C., as mortgagor, in favor of the Collateral Agent, as mortgagee for the benefit of the Secured

Creditors, (iii) the Act of Mortgage and Collateral Assignment dated as of the date hereof by FP Development, L.L.C., as mortgagor, in favor of the Collateral Agent, as mortgagee for the benefit of the Secured Creditors, (iv) the Act of Mortgage and Collateral Assignment dated as of the date hereof by CP Development, L.L.C., as mortgagor, in favor of the Collateral Agent, as mortgagee for the benefit of the Secured Creditors and (v) any mortgage, deed of trust, assignment of leases or rents or similar document executed and delivered at any time after the date of this Agreement by JCC Holding or any of its Subsidiaries to secure any of the Obligations.

                  "Mortgage Policies" shall mean any and all mortgagee title insurance policies in favor of the Collateral Agent or the Secured Creditors with respect to any property at any time mortgaged pursuant to any Mortgage.

                  "Mortgage Release Provisions" shall mean the respective provisions designated below of the Mortgages described in clauses (ii) through
(iv), inclusive, of the definition of Mortgage contained herein, as follows:

                    (i) Section 34 of the Mortgage described in clause (ii) of the definition of Mortgage contained herein;

                    (ii) Section 32 of the Mortgage described in clause (iii) of the definition of Mortgage contained herein; and

                    (iii) Section 32 of the Mortgage described in clause (iv) of the definition of Mortgage contained herein.

                  "New Bond Creditors" shall have the meaning provided in the first paragraph of this Agreement.

                  "New Bond Documents" shall mean, collectively, the Senior Subordinated Note Documents and the Senior Subordinated Contingent Note Documents, in each case as amended, modified or supplemented from time to time.

                  "New Bond Indenture" shall mean, collectively, the Senior Subordinated Note Indenture and the Senior Subordinated Contingent Note Indenture.

                  "New Bond Obligations" shall have the meaning provided in clause (v) of the definition of "Obligations."

                  "New Bond Trustees" shall mean, collectively, the Senior Subordinated Note Trustee and the Senior Subordinated Contingent Note Trustee.

                  "New Bondholders" shall mean, collectively, the Senior Subordinated Note Holders and the Senior Subordinated Contingent Note Holders.

                  "New Bonds" shall mean, collectively, the Senior Subordinated Notes and the Senior Subordinated Contingent Notes.

                  "Note" shall mean each promissory note issued from time to time pursuant to the Credit Agreement.

                  "Obligations" shall mean all of the Borrower's obligations with respect to:

               (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of and interest on all Protective Advances made in accordance with the requirements of Section 4(e) of this Agreement and (y) all other obligations and indebtedness (including, without limitation, indemnities, fees and expenses, enforcement costs (including reasonable attorneys' fees) and interest on such obligations and indebtedness), of each Credit Party to the Secured Creditors, whether now existing or hereafter incurred, to the extent relating to Protective Advances made in accordance with Section 4(e) of this Agreement and the due performance and compliance by each Credit Party with all the terms, conditions and agreements relating to such Protective Advances (all such principal, interest, obligations and liabilities described in this clause (i) being herein collectively called the "Protective Advance Obligations");

               (ii) the full and prompt payment when due (whether at the date of maturity, by acceleration or otherwise) of all obligations and indebtedness (including, without limitation, indemnities, fees and expenses, enforcement costs (including reasonable attorneys' fees) and interest on such obligations and indebtedness) of the Borrower and any other Credit Party to the Minimum Payment Guarantors now existing or hereafter incurred under, arising out of, or in connection with any Minimum Payment Guaranty Document (including, without limitation, all such obligations and indebtedness under the Minimum Payment Guaranty) to which it is a party (in each case, to the extent such obligations and indebtedness relate to the Minimum Payment Guaranty) and the due performance and compliance by the Borrower and each such Credit Party with all of the terms, conditions and agreements contained in each such Minimum Payment Guaranty Document (all such principal, interest, obligations and liabilities described in this clause (ii) being herein collectively called the "Minimum Payment Obligations");

               (iii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of and interest on the notes issued by, and loans made to, the Borrower under the Credit Agreement and all reimbursement obligations and unpaid drawings (together with interest thereon) with respect to the letters of credit issued under the Credit Agreement and (y) all other obligations and indebtedness (including, without limitation, indemnities, fees and expenses, enforcement costs (including reasonable attorneys' fees) and interest on such obligations and indebtedness), of each Credit Party to the Bank Creditors, whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement and the other Credit Documents and the due performance and compliance by each Credit Party with all of the terms, conditions and agreements contained in the Credit Agreement and the other Credit Documents (all such principal, interest, obligations and liabilities described in this clause (iii) being herein collectively called the "Credit Agreement Obligations");

               (iv) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of, and premium, if any, and interest on the Senior Subordinated Notes and (y) all other obligations and indebtedness (including, without limitation, indemnities, fees and expenses, enforcement costs (including reasonable attorneys' fees) and interest on such obligations and indebtedness) of each Credit Party to the Senior Subordinated Note Creditors, whether now existing or hereafter incurred under, arising out of or in connection with the Senior Subordinated Notes, the other Senior Subordinated Note Documents and the Shared Security Documents and the due performance and compliance by each Credit Party with all of the terms, conditions and agreements contained in the Senior Subordinated Notes, the other Senior Subordinated Note Documents and the Shared Security Documents (all such obligations and liabilities described in this clause (iv) being herein collectively called the "Senior Subordinated Note Obligations");

               (v) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of, and premium, if any, and interest on the Senior Subordinated Contingent Notes and (y) all other obligations and indebtedness (including, without limitation, indemnities, fees and expenses, enforcement costs (including reasonable attorneys' fees) and interest on such obligations and indebtedness) of each Credit Party to the Senior Contingent Note Creditors, whether now existing or hereafter incurred under, arising out of or in connection with the Senior Subordinated Contingent Notes, the other Senior Subordinated Contingent Note Documents and the Shared Security Documents and the due performance and compliance by each Credit Party with all of the terms, conditions and agreements contained in the Senior Subordinated Contingent Notes, the other Senior Subordinated Contingent Note Documents and the Shared Security Documents (all such obligations and liabilities described in this clause (v) being herein collectively called the "Senior Subordinated Contingent Note Obligations" and together with the Senior Subordinated Note Obligations, the "New Bond Obligations");

               (vi) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and liabilities owing by the Borrower to the Other Creditors under any Interest Rate Protection Agreement, whether such Interest Rate Protection Agreement is now in existence or hereafter arising, and the due performance and compliance by the Borrower with all of the terms, conditions and agreements contained therein (all such obligations and liabilities described in this clause (vi) being herein collectively called the "Other Obligations");

               (vii) any and all amounts owing to the Collateral Agent pursuant to, or as referenced in, this Agreement or any Shared Security Document, and any and all amounts (but without any interest thereon) owing to any Minimum Payment Guarantor pursuant to the subrogation provisions contained in Section 6(e) hereof; provided that with respect to the amounts described above as owing to any Minimum Payment Guarantor pursuant to the subrogation provisions contained in Section 6(e) hereof, the respective amount paid by the Minimum Payment Guarantor to the Collateral Agent shall have been actually due and owing to the Collateral Agent at the time of the respective payment by such Minimum Payment Guarantor;

               (viii) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral; and

               (ix) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of the Borrower referred to in clauses (i), (ii), (iii), (iv), (v) and (vi), after an Event of Default shall have occurred and be continuing, the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder or under the Shared Security Documents, together with reasonable attorneys' fees and court costs.

                  "Other Creditor" shall have the meaning provided in the first paragraph of this Agreement.

                  "Other Obligations" shall have the meaning provided in clause
(vi) of the definition of "Obligations."

                  "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                  "Plan Effective Date" shall mean the "Effective Date" as defined in the Plan of Reorganization (as defined in the Credit Agreement as originally in effect).

                  "Pledge Agreement" shall mean the Pledge Agreement, dated as of October 29, 1998, among JCC Holding and various of its Subsidiaries, as Pledgors, and the Collateral Agent, as Pledgee for the benefit of the Secured Creditors, as amended, modified or supplemented from time to time.

                  "Primary Make-Whole Amount" shall have the meaning assigned that term in the Senior Subordinated Note Indenture.

                  "Pro Rata Share" shall have the meaning provided in Section 11(b) hereof.

                  "Protective Advance Obligations" shall have the meaning provided in clause (i) of the definition of "Obligations."

                  "Protective Advances" shall have the meaning provided in
Section 4(e) hereof.

                  "Qualified Person" shall mean, with respect to any Bank party to the Credit Agreement on the date hereof or that becomes a Bank pursuant to
Section 1.13, 16.04(b) or 16.04(c) of the Credit Agreement, a commercial bank, financial institutions or other "accredited investor" (as defined in Regulation D of the Securities Act), which shall not have been found unsuitable under, and, to the extent necessary, shall have qualified or be presumed suitable under, the Gaming Regulations applicable to lenders and the Casino Operating Contract.

                  "Required Banks" shall have the meaning provided in the Credit Agreement.

                  "Required Creditors" shall mean the requisite percentage of Secured Creditors which are needed to take actions with respect to a given Class of Obligations, i.e., whether the Required Minimum Payment Guarantor Secured Creditors, the Required Banks, the Required Other Creditors or the Required New Bondholders.

                  "Required Minimum Payment Guarantor Secured Creditors" shall have the meaning provided in Section 4 hereof.

                  "Required New Bondholders" shall mean the holders from time to time of at least a majority of the outstanding (with "outstanding" determined in a manner consistent with the respective New Bond Indentures) principal amount of New Bonds (for this purpose, treating as outstanding principal any contingent payments which are actually owing in respect of New Bonds, but ignoring any contingent payments which may become due in the future).

                  "Required Non-Minimum Guarantor Secured Creditors" shall have the meaning provided in Section 4 hereof.

                  "Required Other Creditors" shall mean the holders of at least a majority of all Other Obligations outstanding from time to time under the Interest Rate Protection Agreements, determined in such reasonable fashion as is acceptable to the Collateral Agent.

                  "Required Secured Creditors" shall have the meaning provided in Section 4 hereof.

                  "Secondary Make-Whole Amount" shall have the meaning assigned that term in the Senior Subordinated Note Indenture.

                  "Second Priority Secured Obligations" shall have the meaning provided in Section 11(b) hereof.

                  "Secured Creditors" shall have the meaning provided in the first paragraph of this Agreement.

                  "Secured Debt Agreements" shall mean and include the Shared Security Documents, the Minimum Payment Guaranty Documents, the Credit Documents, the Senior Subordinated Note Documents, the Senior Subordinated Contingent Note Documents and any Interest Rate Protection Agreements then in existence.

                  "Security Agreement" shall mean the Security Agreement, dated as of October 29, 1998, among JCC Holding and various of its Subsidiaries as assignors, and the Collateral Agent, as secured party for the benefit of the Secured Creditors as amended, modified or supplemented from time to time.

                  "Senior Subordinated Contingent Note Creditors" shall have the meaning provided in the first paragraph of this Agreement.

                  "Senior Subordinated Contingent Note Documents" shall have the meaning provided in the Recitals to this Agreement.

                  "Senior Subordinated Contingent Note Holders" shall have the meaning provided in the first paragraph of this Agreement.

                  "Senior Subordinated Contingent Note Indenture" shall have the meaning provided in the Recitals to this Agreement.

                  "Senior Subordinated Contingent Note Obligations" shall have the meaning provided in clause (v) of the definition of "Obligations."

                  "Senior Subordinated Contingent Note Trustee" shall have the meaning provided in the first paragraph of this Agreement.

                  "Senior Subordinated Contingent Notes" shall have the meaning provided in the Recitals to this Agreement.

                  "Senior Subordinated Contingent Notes Make-Whole Amount" shall mean the "Make-Whole Amount", as that term is defined in the Senior Subordinated Contingent Note Indenture.

                  "Senior Subordinated Note Creditors" shall have the meaning provided in the first paragraph of this Agreement.

                  "Senior Subordinated Note Documents" shall have the meaning provided in the Recitals to this Agreement.

                  "Senior Subordinated Note Holders" shall have the meaning provided in the first paragraph of this Agreement.

                  "Senior Subordinated Note Indenture" shall have the meaning provided in the Recitals to this Agreement.

                  "Senior Subordinated Note Obligations" shall have the meaning provided in clause (iv) of the definition of "Obligations."

                  "Senior Subordinated Note Trustee" shall have the meaning provided in the first paragraph of this Agreement.

                  "Senior Subordinated Notes" shall have the meaning provided in the Recitals to this Agreement.

                  "Shared Security Documents" shall have the meaning provided in
Section 1 hereof.

                  "Sixth Priority Secured Obligations" shall have the meaning provided in Section 11(b) of this Agreement.

                  "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

                  "Third Priority Secured Obligations" shall have the meaning provided in Section 11(b) hereof.

                  13. Notices. Except as otherwise specified herein, all notices, requests, demands or other communications hereunder shall be in writing and shall be delivered or mailed by first class mail, postage prepaid, addressed as follows:

                  (a) if to the Borrower, at:

                                    512 S. Peters Street
                                    New Orleans, Louisiana  70130
                                    Attention:  President

                  (b) if to the Administrative Agent, at:

                                    Bankers Trust Company
                                    130 Liberty Street
                                    New York, NY  10006
                                    Attention:  Mary Kay Coyle

                  (c) if to the Collateral Agent, at:

                                    The Bank of New York
                                    10161 Centurion Parkway
                                    Jacksonville, FL  32256
                                    Telephone:  (800) 705-0384
                                    Telecopy:  (904) 645-1979
                                    Attention:  Vice President

                  (d) if to the Senior Subordinated Note Trustee, at:

                                    Norwest Center
                                    6th and Marquette
                                    Minneapolis, Minnesota  55749

                  (e) if to the Senior Subordinated Contingent Note Trustee, at:

                                    Norwest Center
                                    6th and Marquette
                                    Minneapolis, Minnesota  55749

                  (f) if to any Bank Creditor, either (x) to the Administrative Agent at its address set forth above or (y) at such address as such Bank Creditor shall have specified in the Credit Agreement;

                  (g) if to any Other Creditor, either (x) to the Authorized Representative for the Other Creditors, at such address as such Authorized Representative may have provided to the Borrower and the Collateral Agent from time to time, or (y) directly to the Other Creditors at such address as the Other Creditors shall have specified in writing to the Borrower and the Collateral Agent;

                  (h) if to any Senior Subordinated Note Holder, to the Senior Subordinated Note Trustee at its address set forth above;

                  (i) if to any Senior Subordinated Contingent Note Holder, to the Senior Subordinated Contingent Note Trustee at its address set forth above;

                  (j) if to any Minimum Payment Guarantor at:

                                    1023 Cherry Road
                                    Memphis, Tennessee  38117
                                    Attention:  General Counsel

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder;

                  (k) in addition to any other notices required or permitted to be given pursuant to this Agreement, the Collateral Agent shall promptly provide to each Authorized Representative (in accordance with the foregoing provisions of this Section 13) copies of any notices received by the Collateral Agent under or with respect to any of the Shared Secured Documents, the Casino Operating Contract or the Casino Lease.

                  (l) In addition to any other notices required or permitted to be given pursuant to this Agreement, the Collateral Agent shall, promptly after its taking any enforcement action pursuant to this Agreement or any of the Shared Security Documents, give the LGCB (at the address provided in the following sentence) written notice of the enforcement action so taken; provided that any failure or delay in giving any such notice shall not affect or impair the validity of any such enforcement action and shall give rise to no liability on the part of the Collateral Agent or any Secured Creditor. All notices to the LGCB pursuant to this sentence shall be mailed (or sent by reputable courier) to the LGCB at the following address (or such other address as the LGCB furnishes to the Collateral Agent from time to time for its receipt of notices pursuant to this Section):

                                       Louisiana Gaming Control Board
                                       9100 Bluebonnet Centre Blvd.
                                       Suite 500
                                       Baton Rouge, LA  70809
                                       Attention:  Chairman

                  14. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                  15. Miscellaneous. This Agreement shall be binding upon the parties hereto (including the Credit Parties) and shall inure to the benefit of and be enforceable by the successors and assigns of the parties hereto. Any Person that becomes a Secured Creditor after the date hereof by its provision of any Minimum Payment Guaranty or its acceptance of any Note, any Senior Subordinated Note, any Senior Subordinated Contingent Note or any Interest Rate Protection Agreement or the benefits of any Shared Security Document, as the case may be, shall be bound by the terms hereof. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

                  16. Amendment or Waiver of this Agreement and the Shared Security Documents Payment; Notice of Acceleration. (a) None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Administrative Agent (with the consent of the Required Banks), the Required Minimum Payment Guarantor Secured Creditors, the Senior Subordinated Note Trustee, the Senior Subordinated Contingent Note Trustee and the Collateral Agent; provided, however, that (x) if any such change, waiver, modification or variance adversely affects any Credit Party, the written consent of such Credit Party shall also be required and (y) if any Interest Rate Protection Agreements are then outstanding and any such change, waiver, modification or variance will affect the rights and remedies of the Other Creditors party thereto (and not all Secured Creditors in a like or similar manner), then the written consent of the Required Other Creditors shall also be required.

                  (b) None of the terms and conditions of any Shared Security Document may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the applicable Credit Party thereto and the Collateral Agent with the consent of the Required Secured Creditors (and, to the extent such change, waiver, modification or variance results in the release of all or substantially all of the Collateral pursuant to all the Shared Security Documents, with the consent of each of the Banks and each New Bondholder); provided, however, that (1) any change, waiver, modification or variance affecting the rights and benefits of a single Class of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall also require the written consent of the Required Creditors of such affected Class and (2) any change, waiver, modification or variance to (a) any of the Mortgage Release Provisions contained in the Mortgages described in clauses (ii) through (iv), inclusive, of the definition of Mortgage contained herein, (b) any provision contained in any Mortgage described in clauses (i) through (iv), inclusive, of the definition of Mortgage contained herein, stating a maximum amount secured thereby to the extent that the maximum amount is decreased or (c) any granting clause in any Mortgage (or otherwise effect any release or partial release, other than in accordance with the

Mortgagee Release Provisions) described in clause (i) through (iv), inclusive, of the definition of Mortgage contained herein, that releases or decreases the amount of Collateral subject to the respective Mortgage (unless, in the case of a partial release, the respective mortgagor certifies that the Collateral so released is not necessary to the continued use of or conduct of business, if any, on the respective property subject to such Mortgage) shall in any event as described in sub-clauses (a), (b) and (c) of this clause (2) require the written consent of both (x) the Required Creditors with respect to the Credit Agreement Obligations and (y) the Required Creditors with respect to the New Bond Obligations; provided further, that without limiting the foregoing, it is expressly acknowledged and agreed that other creditors may be added as "Secured Creditors" hereunder (either as part of an existing Class of Secured Creditors or as a newly created Class) with the consent of the Required Secured Creditors, and that such addition shall not require the written consent of the Required Creditors of the various Classes so long as such addition does not otherwise give rise to an express violation of the terms of the Minimum Payment Guaranty Documents, the Credit Agreement, the other Credit Documents, the Senior Subordinated Note Indenture or the Senior Subordinated Contingent Note Indenture. For the purpose of this Agreement, the term "Class" shall mean each class of Secured Creditors, i.e., whether (u) any Secured Creditors which have made Protective Advances, with respect to such Protective Advances, (v) the Minimum Payment Guarantors as holders of the Minimum Payment Obligations, (w) the Bank Creditors as holders of the Credit Agreement Obligations, (x) the New Bondholders as holders of the New Bond Obligations, (y) the Other Creditors as the holders of the Other Obligations or (z) any newly created class of Secured Creditors referred to in the immediately preceding sentence. Notwithstanding anything to the contrary contained above, additional Credit Parties may be added as parties to the various Shared Security Documents in accordance with the terms thereof (and without requiring any consent as otherwise contemplated by preceding clause (b)) and, to the extent provided in Section 17 hereof, Collateral and/or various Credit Parties may from time to time be released pursuant to the Shared Security Documents in accordance with the provisions of said Section 17 (and without the requirement of any additional vote pursuant to this Section 16).

                  (c) Each of the Minimum Payment Guarantors, the Administrative Agent, the Senior Subordinated Note Trustee and the Senior Subordinated Contingent Note Trustee agrees to deliver to the others:

               (i) in the case of the Administrative Agent, prompt written notice of the acceleration of the Credit Agreement Obligations (such notice to be provided in the same manner and substantially contemporaneously with any notice provided to the Borrower), although the failure to deliver any such notice shall not affect the validity of such acceleration;

               (ii) in the case of the Senior Subordinated Note Trustee, prompt written notice of the acceleration of the Senior Subordinated Note Obligations (such notice to be provided in the same manner and substantially contemporaneously with any notice provided to the Borrower), although the failure to deliver any such notice shall not affect the validity of such acceleration;

               (iii) in the case of the Senior Subordinated Contingent Note Trustee, prompt written notice of the acceleration of the Senior Subordinated Contingent Note Obligations

          (such notice to be provided in the same manner and substantially contemporaneously with any notice provided to the Borrower), although the failure to deliver any such notice shall not affect the validity of such acceleration; and

               (iv) in the case of the Minimum Payment Guarantors, prompt written notice of any non-renewal of any then outstanding Minimum Payment Guaranty or any acceleration of any Minimum Payment Obligations (such notice to be provided in the same manner and substantially contemporaneously with any notice provided to the Borrower), although the failure to deliver any such notice shall not affect the validity of any such non-renewal or acceleration.

                  17. Termination; Release. (a) This Agreement shall terminate on the first date upon which (i) no Protective Advances are outstanding (and if any Protective Advances have theretofore been made, all amounts owing in respect of Protective Advance Obligations shall have been indefeasibly been paid in full), (ii) all theretofore outstanding Minimum Payment Guaranties have expired in accordance with their terms and when all Minimum Payment Obligations which are then due and payable have been indefeasibly paid in full, (iii) all commitments under, and letters of credit issued pursuant to, the Credit Agreement have terminated, when no Note issued thereunder remains outstanding and all Credit Agreement Obligations have been indefeasibly paid in full, (iv) no Senior Subordinated Notes remain outstanding and all Senior Subordinated Note Obligations have been indefeasibly paid in full, (v) no Senior Subordinated Contingent Notes remain outstanding and all Senior Subordinated Contingent Note Obligations have been paid in full and (vi) all Interest Rate Protection Agreements have terminated and all Other Obligations have been indefeasibly paid in full.

                  (b) In the event that any Mortgage (excluding the Mortgage described in clause (i) of the definition thereof contained herein) contains express release provisions which permit the release of such Mortgage under conditions which have been (or will concurrently with the respective release be) satisfied, and so long as the respective release does not give rise to a violation of any of the provisions of the Credit Documents then in effect, and so long as the respective Credit Party certifies to the Collateral Agent that such release is permitted pursuant to the release provisions of the respective Mortgage and does not give rise to a violation of the terms of the Credit Documents, the Collateral Agent, at the request and expense of the respective Credit Party, shall release the respective Mortgage in accordance with the express release provisions contained therein.

                  (c) In addition to releases pursuant to preceding clause (b), in the event that any part of the Collateral (excluding property subject to any of the Mortgages described in clauses (i) through (iv) of the definition thereof contained herein, which can be released only pursuant to the provisions thereof) is sold or otherwise disposed of in connection with a sale or other disposition permitted by the relevant provisions of the Minimum Payment Guaranty Documents, the Credit Agreement, the Senior Subordinated Note Indenture and the Senior Subordinated Contingent Note Indenture or is otherwise released at the direction of the Required Minimum Payment Secured Creditors, the Required Banks and, unless the release is permitted pursuant to the terms of the New Bond Documents, the New Bond Trustees (and all the Banks and all New Bondholders in the case of a release of all or substantially all of the Collateral under all the Shared

Security Documents) and so long as the respective Credit Party under the respective Shared Security Document certifies to the Collateral Agent that such sale or other disposition or clause is permitted by the Minimum Payment Guaranty Documents, the Credit Agreement, the Senior Subordinated Note Indenture and the Senior Subordinated Contingent Note Indenture and the proceeds of such sale or other disposition or from such release shall be applied in the manner, if any, required by the Minimum Payment Guaranty Documents, the Credit Agreement, the Senior Subordinated Note Indenture and the Senior Subordinated Contingent Note Indenture, the Collateral Agent, at the request and expense of the respective Credit Party will duly assign, transfer and deliver to the respective Credit Party (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or otherwise disposed of or released and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement or the Shared Security Documents.

                  (d) At any time that any Credit Party (other than JCC Holding or the Borrower) is released from all of its obligations pursuant to all Secured Debt Documents (as defined in the various Shared Security Documents) then in effect, and so long as the occurrence of such release has been certified to the Collateral Agent by the Minimum Payment Guarantors (with respect to the Minimum Payment Guaranty Documents), the Administrative Agent (with respect to the Credit Documents), the New Bond Trustees (with respect to the New Bond Obligations) and the Borrower (with respect to all Obligations), and so long as the Borrower certifies that the respective Credit Party has been released from all of its Obligations (including any guaranties thereof), the respective Credit Party shall be released by the Collateral Agent as a party to any Shared Security Documents to which it is a party at such time, in accordance with the provisions thereof.

                  (e) At any time that the respective Credit Party desires that Collateral (or any Credit Party) be released as provided in the foregoing
Section 17(a), (b), (c) or (d), it shall deliver to the Collateral Agent a certificate signed by a principal executive officer of such Credit Party stating that the release of the respective Collateral (or Credit Party) is permitted pursuant to Section 17(a), (b), (c) or (d). If requested by the Collateral Agent (although the Collateral Agent shall have no obligation to make any such request), the respective Credit Party shall furnish appropriate legal opinions (from counsel acceptable to the Collateral Agent) to the effect set forth in the immediately preceding sentence. The Collateral Agent shall have no liability whatsoever to any Secured Creditor as the result of any release of Collateral by it as permitted by this Section 17.

                  18. Inconsistent Provisions. If any provision of this Agreement shall be inconsistent with, or contrary to, any provision in any Shared Security Document, including, without limitation, any provision of any Shared Security Document limiting the amount payable to the Collateral Agent, the provision in this Agreement shall be controlling, and shall supersede such inconsistent provision to the extent necessary to give full effect to all provisions contained in this Agreement.

                  19. Legends. (a) The Borrower and the Senior Subordinated Note Creditors hereby agree that (i) the Senior Subordinated Note Indenture shall contain an appropriate provision therein to the effect that such Senior Subordinated Note Indenture, and the Senior

Subordinated Notes issued thereunder, are subject to the terms of this Agreement, and (ii) each Senior Subordinated Note issued pursuant to the Senior Subordinated Note Indenture shall contain the following legend (which shall be printed thereon in bold face):

                  THIS NOTE IS SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE INTERCREDITOR AGREEMENT (AS DEFINED IN THE INDENTURE), WHICH INTERCREDITOR AGREEMENT, AMONG OTHER THINGS, ESTABLISHES CERTAIN RIGHTS WITH RESPECT TO THE SECURITY FOR THIS NOTE AND THE SHARING OF PROCEEDS THEREOF WITH CERTAIN OTHER SECURED CREDITORS (AS DEFINED IN THE INTERCREDITOR AGREEMENT). COPIES OF SUCH INTERCREDITOR AGREEMENT WILL BE FURNISHED TO ANY HOLDER OF THIS NOTE UPON REQUEST TO THE BORROWER.

                  (b) The Borrower and the Senior Subordinated Contingent Note Creditors hereby agree that (i) the Senior Subordinated Contingent Note Indenture shall contain an appropriate provision therein to the effect that such Senior Subordinated Contingent Note Indenture, and the Senior Subordinated Contingent Notes issued thereunder, are subject to the terms of this Agreement, and (ii) each Senior Subordinated Contingent Note issued pursuant to the Senior Subordinated Contingent Note Indenture shall contain the following legend (which shall be printed thereon in bold face):

                  THIS NOTE IS SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE INTERCREDITOR AGREEMENT (AS DEFINED IN THE INDENTURE), WHICH INTERCREDITOR AGREEMENT, AMONG OTHER THINGS, ESTABLISHES CERTAIN RIGHTS WITH RESPECT TO THE SECURITY FOR THIS NOTE AND THE SHARING OF PROCEEDS THEREOF WITH CERTAIN OTHER SECURED CREDITORS (AS DEFINED IN THE INTERCREDITOR AGREEMENT). COPIES OF SUCH INTERCREDITOR AGREEMENT WILL BE FURNISHED TO ANY HOLDER OF THIS NOTE UPON REQUEST TO THE BORROWER.

                  (c) The Borrower and the Banks hereby agree that (i) the Credit Agreement shall contain an appropriate provision therein to the effect that the Credit Agreement, and the Notes issued thereunder, are subject to the terms of this Agreement and (ii) each Note issued pursuant to the Credit Agreement shall contain the following legend (which shall be printed thereon in bold face):

                  THIS NOTE IS SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE INTERCREDITOR AGREEMENT (AS DEFINED IN THE AGREEMENT), WHICH INTERCREDITOR AGREEMENT, AMONG OTHER THINGS, ESTABLISHES CERTAIN RIGHTS WITH RESPECT TO THE SECURITY FOR THIS NOTE AND THE SHARING OF PROCEEDS THEREOF WITH CERTAIN OTHER SECURED CREDITORS (AS DEFINED IN THE INTERCREDITOR AGREEMENT). COPIES OF SUCH INTERCREDITOR AGREEMENT WILL BE FURNISHED TO ANY HOLDER OF THIS NOTE UPON REQUEST TO THE BORROWER.

                  20. Co-Collateral Agents; Separate Collateral Agents. (a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or the Collateral Agent shall be advised by counsel, satisfactory to it and to the Required Minimum Payment Guarantor Secured Creditors, the Administrative Agent and the New Bond Trustees, that it is necessary or prudent in the interest of the Collateral Agent or the Secured Creditors, then the Collateral Agent shall be entitled to appoint one or more sub-collateral agents or co-collateral agents, and in such case the Collateral Agent, the Borrower and each of the other Credit Parties having an interest in the Collateral located in the State in which such separate or sub-collateral agent or co-collateral agent is to act shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more individuals approved by the Collateral Agent, either to act as co-collateral agent or co-collateral agents jointly with the Collateral Agent originally named herein or any successor or successors, or to act as a separate or subcollateral agent or agents of the Collateral Agent and the Secured Creditors in respect of any or all of the Collateral. If the Borrower and each of the other Credit Parties having an interest in the Collateral located in the State in which such separate or sub-collateral agent or co-collateral agent is to act shall not have joined in the execution of such instruments or agreements within 10 days after the receipt of a written request from the Collateral Agent so to do, or if a Default or an Event of Default shall be continuing, the Collateral Agent may act under the foregoing provisions of this Section 20 without the concurrence of the Borrower and the other Credit Parties, and the Borrower and each of the other Credit Parties hereby irrevocably appoint the Collateral Agent as their agent and attorney to act for them under the foregoing provisions of this Section 20 in either of such contingencies. Any co-collateral agent or separate or sub-collateral agent appointed to act with respect to the Casino shall be a Qualified Person.

                  (b) Every separate or sub-collateral agent (and all references herein to a "separate collateral agent" shall be deemed to refer also to a "sub-collateral agent" or a "collateral sub-agent") and every co-collateral agent, other than any collateral agent which may be appointed as successor to any Collateral Agent, shall, to the extent permitted by applicable law, be appointed and act and be such, subject to the following provisions and conditions, namely:

               (i) all rights, remedies, powers, duties and obligations conferred upon, reserved to or imposed upon the Collateral Agent in respect of the custody, control and management of monies, papers or securities shall be exercised solely by the Collateral Agent hereunder;

               (ii) all rights, remedies, powers, duties and obligations conferred upon, reserved to or imposed upon the Collateral Agent hereunder shall be conferred, reserved or imposed and exercised or performed by the Collateral Agent and such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents, jointly or severally, as shall be provided in the instrument appointing such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents, except to the extent that, under any law of any jurisdiction in which any particular act or acts are to be performed, the Collateral Agent shall be incompetent or unqualified to perform such act or acts, in which event such rights, remedies, powers, duties and obligations shall be exercised and performed by such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents;

               (iii) no power given hereby to, or which it is provided hereby may be exercised by, any such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents shall be exercised hereunder by such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents except (subject to applicable law) jointly with, or with the consent or at the direction in writing of, the Collateral Agent;

               (iv) all provisions of this Agreement relating to the Collateral Agent or to releases of Collateral shall apply to any such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents;

               (v) no collateral agent constituted under this Section 20 shall be personally liable by reason of any act or omission of any other separate or co-collateral agent or the Collateral Agent hereunder; and

               (vi) the Collateral Agent at any time by an instrument in writing, executed by it, may accept the resignation of any such separate collateral agent or co-collateral agent and the Collateral Agent or the Required Secured Creditors may individually or jointly remove any such separate collateral agent or co-collateral agent, and in that case, by an instrument in writing executed by the Collateral Agent or the Required Secured Creditors, as the case may be, and the Collateral Agent or the Required Secured Creditors, as the case may be, may appoint a successor to such separate collateral agent or co-collateral agent, as the case may be, anything herein contained to the contrary notwithstanding. If the Borrower and each of the other Credit Parties shall not have joined in the execution of any such instrument within 10 days after the receipt of a written request from the Collateral Agent so to do, or if a Default or an Event of Default shall be continuing, the Collateral Agent shall have the power to accept the resignation of or remove any such separate collateral agent or co-collateral agent and to appoint a successor to such separate collateral agent or co-collateral agent, as the case may be, and to execute any such instrument without the concurrence of the Borrower or such other Credit Party, and the Borrower and each of the other Credit Parties hereby irrevocably appoint the Collateral Agent their agent and attorney to act for them in such connection in either of such contingencies. If the Collateral Agent shall have appointed a separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents as above provided, the Collateral Agent may at any time, by an instrument in writing, accept the resignation of or remove any such separate collateral agent or co-collateral agent, the successor to any such separate collateral agent or co-collateral agent to be appointed by the Borrower and each of the other Credit Parties and the Collateral Agent, or by the Collateral Agent alone, as hereinabove provided in this Section 20.

                  (c) Notwithstanding any other provision of this Section 20, the Collateral Agent shall not appoint any separate collateral agent or co-collateral agent without the consent of the Minimum Payment Guarantors, the Administrative Agent and the New Bond Trustees.

                  21. Special Provisions regarding Minimum Payment Guarantors. As contemplated by Section 15 hereof, this Agreement shall be binding upon the successors and assigns of

HET and HOC, as the Minimum Payment Guarantors originally party hereto. In addition to the provisions of the immediately preceding sentence, if any other Person at any time furnishes any substitute or replacement Minimum Payment Guaranty (unless such Minimum Payment Guaranty is being provided on an unsecured basis), then each such person or entity which so furnishes a successor or replacement Minimum Payment Guaranty (or becomes a Minimum Payment Guarantor, either individually or jointly and severally with any other Person) shall be required (and JCC Holding and the Borrower shall cause each such Person) to become a party to this Agreement (concurrently with its providing any such Minimum Payment Guaranty or becoming a Minimum Payment Guarantor), by executing and delivering to the Collateral Agent an instrument in writing, in substantially the form of Annex A hereto, pursuant to which it becomes a party hereto as a Minimum Payment Guarantor. Any Person furnishing a Minimum Payment Guaranty (or becoming a Minimum Payment Guarantor) which does not so become a party hereto shall not be entitled to the benefits (and shall not be secured by) any of the Shared Security Documents.

                  22. Rights under Casino Lease. The parties hereto acknowledge that, for purposes of the Casino Lease, the Collateral Agent shall be the "First Leasehold Mortgagee" under and as defined in the Casino Lease and the exercise of any and all rights granted the Collateral Agent as the First Leasehold Mortgagee under the Casino Lease shall be subject to and in accordance with the terms and conditions of this Agreement, including, without limitation, the provisions of Sections 4 and 11 hereof.

                  23. Additional Collateral. Each Secured Creditor hereby agrees for the benefit of the other Secured Creditors that, except as otherwise specifically provided in Section 11(j) hereof and in the immediately succeeding sentence, to the extent any additional or substitute collateral for any of the Obligations is delivered by JCC Holding or any of its Subsidiaries to or for the benefit of any Secured Creditor, such collateral shall be subject to the provisions of this Agreement and the interest of such Secured Creditor therein shall be immediately transferred to the Collateral Agent. The foregoing provisions shall not apply to any cash payments received by any Authorized Representative or Secured Creditor in advance (but not more than ten Business Days in advance) of the date such cash is to be applied to the payment of any Obligations or to any cash or cash equivalents required to be delivered at any time as collateral for one or more outstanding Letters of Credit pursuant to the Credit Agreement.

                  24. No Third Party Beneficiaries. This Agreement is entered into solely for the benefit of the parties hereto and their respective successors and assigns and for the benefit of the Secured Creditors from time to time and their respective successors and assigns and, except for the Secured Creditors and their successors and assigns, there shall be no third party beneficiaries hereof, nor shall any Person other than the parties hereto and their respective successors and assigns, and the Secured Creditors and their respective successors and assigns, be entitled to enforce the provisions hereof or have any claims against any party hereto (or any Secured Creditor) or their successors and assigns arising from, or under, this agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                         THE BANK OF NEW YORK,
                                         as Collateral Agent


                                         By /s/ R. Randall Deen
                                           ----------------------------------
                                           Title: Agent



                                         BANKERS TRUST COMPANY,
                                           as Administrative Agent




                                         By /s/ Mary Kay Coyle
                                           ----------------------------------
                                           Title: Managing Director



                                         NORWEST BANK MINNESOTA,
                                           NATIONAL ASSOCIATION,
                                           as Senior Subordinated Note Trustee
                                           and as Senior Subordinated Contingent
                                           Note Trustee



                                         By /s/ Ray Haverstock
                                           ----------------------------------
                                           Title: Vice President



                                         HARRAH'S ENTERTAINMENT, INC.,
                                              as a Minimum Payment Guarantor



                                         By /s/ G.W. Loveland, II
                                           ----------------------------------
                                           Title: Vice President

                                         HARRAH'S OPERATING COMPANY, INC.,
                                              as a Minimum Payment Guarantor



                                         By /s/ G.W. Loveland, II
                                           ----------------------------------
                                           Title: Vice President



Acknowledged and Agreed to
as of the date first above
written:



JCC HOLDING COMPANY


By /s/ L. Camille Fowler
  --------------------------
  Title: Vice President/Secretary



JAZZ CASINO COMPANY, L.L.C.


By /s/ L. Camille Fowler
  --------------------------
    Title: Vice President/Secretary



CP DEVELOPMENT, L.L.C.


By /s/ L. Camille Fowler
  --------------------------
    Title: Vice President/Secretary



FP DEVELOPMENT, L.L.C.


By /s/ L. Camille Fowler
  --------------------------
    Title: Vice President/Secretary

JCC DEVELOPMENT COMPANY, L.L.C.


By /s/ L. Camille Fowler
  --------------------------
    Title: Vice President/Secretary

                                              ANNEX A TO INTERCREDITOR AGREEMENT



                       FORM OF JOINDER AGEEMENT TO BECOME
                      PARTY TO THE INTERCREDITOR AGREEMENT

[Name and Address of
Collateral Agent]

         Re:      Intercreditor Agreement dated as of _____, 1998, as amended

         Reference is hereby made to that certain Intercreditor Agreement dated as of ____, 1998, among the various Secured Creditors described therein and you, as Collateral Agent (the "Intercreditor Agreement"). Unless otherwise defined herein, capitalized terms used herein and defined in the Intercreditor Agreement are used herein as therein defined.

         The undersigned hereby notifies you that it has provided, or will be providing, a Minimum Payment Guaranty to the State of Louisiana by and through the LGCB in accordance with the provisions of Section 25.1 of the Casino Operating Contract. As a result of the execution and delivery of this Agreement by the undersigned, the undersigned hereby agrees to become a party to the Intercreditor Agreement as a Minimum Payment Guarantor thereunder, in each case in accordance with the terms and provisions of the Intercreditor Agreement. The undersigned agrees to comply with its obligations (including without limitation those set forth in Section 6(c) and (d) thereof) as a party to the Intercreditor Agreement as a Minimum Payment Guarantor thereunder.


         IN WITNESS WHEREOF, this Agreement is executed and delivered as of this ____ day of ____, ____.

   [Address of Minimum Payment Guarantor] [Name of Minimum Payment Guarantor]

                                   By
                                      -----------------------------
                                      Name:
                                     Title:


Accepted and Agreed as of this ___ day of ____, ____:

[Name of Collateral Agent], as Collateral Agent


By
  ----------------------------------
    Name:
    Title: